As filed with the Securities and Exchange Commission on May 24, 1996.

                                               Registration No. 33-_____


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549
                         _______________

                             FORM S-8
                      REGISTRATION STATEMENT
                              under
                    THE SECURITIES ACT OF 1933
                         _______________

                        GANNETT CO., INC.
      (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                  16-0442930
(State of Incorporation)             (I.R.S. Employer Identification No.)


                      1100 Wilson Boulevard
                    Arlington, Virginia  22234
                          (703) 284-6000
  (Address, Including Zip Code, and Telephone Number, Including
    Area Code, of Registrant's Principal Executive Offices)

    Gannett Co., Inc. 1978 Executive Long-Term Incentive Plan
                       (Full Title of Plan)
                          ______________
                     Thomas L. Chapple, Esq.
       Senior Vice President, General Counsel and Secretary
                        Gannett Co., Inc.
                      1100 Wilson Boulevard
                    Arlington, Virginia  22234
                          (703) 284-6000
    (Name, Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Agent For Service)
                         _______________

                   Copies of Communications to:

                     Joseph H. Reynolds, Esq.
               Nixon, Hargrave, Devans & Doyle llp
                One Thomas Circle, N.W., Suite 700
                     Washington, D.C.  20005
                 Telephone Number:  202-457-5300
                         ________________

Approximate date of proposed offering:  As soon as practicable after effective date of this Registration Statement.
                          ______________

                 CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
                                   Maximum         Maximum
Title of          Amount           Offering        Aggregate      Amount of
Securities To     To Be            Price Per       Offering       Registration
Be Registered     Registered       Share           Price          Fee
- -------------     ----------       --------        ------------   ------------
Common Stock,
$1.00 par value   12,000,000(1)    $67.75 (2)(3)   $813,000,000   $280,344.82


(1) As permitted by Rule 429(b), the prospectus contained in this Registration Statement is a combined prospectus which also covers securities covered by Registration Statement No. 28413.

(2) Calculated pursuant to Rule 457(h), solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported by the New York Stock Exchange on May 21, 1996.

(3) In accordance with the Plan, the actual offering price of each share shall be 100% of the "Fair
              Market Value" of the Common Stock on the date in which an option is granted.

  PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


   PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      Incorporated herein by reference are the Company's:
(i) Annual Report on Form 10-K for the fiscal year ended
December 31, 1995; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (iii) the description of the Company's Common Stock in Registration Statement No. 33-28413 on
Form S-8 filed May 1, 1989.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

      The Company will provide without charge to each person to whom a Prospectus relating to this Registration Statement is delivered, at the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein and made a part of such documents). All requests for such copies should be directed to: Secretary, Gannett Co., Inc., 1100 Wilson Boulevard, Arlington, Virginia 22234, (703) 284-6000.


Item 4.  Description of Securities.

      Not applicable.


Item 5.  Interests of Named Experts and Counsel

      Certain legal matters in connection with this offering will be passed upon by Nixon, Hargrave, Devans & Doyle LLP, counsel for the Company.

      The financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. The DGCL requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The DGCL permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

      Section 17 of Article II of the Company's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company and who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

      Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by
Section 102(b)(7) of the DGCL.

      The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of the Company's By-Laws and Article NINTH of the Company's Certificate of Incorporation, as applicable.


Item 7.  Exemption from Registration Claimed.

      Not applicable.


Item 8.  Exhibits.

                5.        Opinion and consent of Nixon, Hargrave, Devans &
                          Doyle LLP

               10. Gannett Co., Inc. 1978 Executive Long-Term Incentive Plan, as amended

               23.        Consent of Price Waterhouse LLP


Item 9.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i)                   to include any prospectus
                                required by Section 10(a)(3) of
                                the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previ-ously disclosed in the Registra-tion Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Reference is made to the indemnification provisions referred in Item 6 of this Registration Statement.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the require-ments for filing on Form S-8, and has duly caused this Registra-tion Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 6th day of May, 1996.

                                GANNETT CO., INC.


                                By: s/ Douglas H. McCorkindale
                                    --------------------------
                                    Douglas H. McCorkindale
                                    Vice Chairman and Chief
                                    Financial and Administrative
                                       Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                    Title                           Date
- ----------                   -----------                     --------

s/ John J. Curley            Chairman, President, Chief      May 6, 1996
- -----------------            Executive Officer, Director
John J. Curley

s/ Douglas H. McCorkindale   Vice Chairman,
- --------------------------   Chief Financial                 May 6, 1996
Douglas H. McCorkindale      and Administrative Officer,
                             Director


s/ Larry F. Miller           Senior Vice President/Financial May 6, 1996
- ------------------           Planning and Controller
Larry F. Miller
                  ______________________________

                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the under-signed constitutes and appoints John J. Curley, Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the others, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                    Title           Date
- ----------                   --------        ---------

s/ Andrew F. Brimmer         Director        May 6, 1996
- --------------------
Andrew F. Brimmer


s/ Meredith A. Brokaw        Director        May 6, 1996
- ---------------------
Meredith A. Brokaw


s/ Rosalynn Carter           Director        May 6, 1996
- ------------------
Rosalynn Carter


s/ Peter B. Clark            Director        May 6, 1996
- ------------------
Peter B. Clark


s/ Stuart T. K. Ho           Director        May 6, 1996
- ------------------
Stuart T. K. Ho


s/ Drew Lewis                Director        May 6, 1996
- -------------
Drew Lewis


s/ Josephine P. Lewis        Director        May 6, 1996
- ---------------------
Josephine P. Louis


s/ Rollan D. Melton          Director        May 6, 1996
- -------------------
Rollan D. Melton


s/ Thomas A. Reynolds, Jr.   Director        May 6, 1996
- --------------------------
Thomas A. Reynolds, Jr.


s/ Carl T. Rowan             Director        May 6, 1996
- ----------------
Carl T. Rowan


s/ Dolores D. Wharton        Director        May 6, 1996
- ---------------------
Dolores D. Wharton

                          Exhibit Index


Exhibit No.      Description

         5.      Opinion and consent of Nixon, Hargrave, Devans
                     & Doyle LLP

        10.      Gannett Co., Inc. 1978 Executive Long-Term
                     Incentive Plan

        23.      Consent of Price Waterhouse LLP